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EXHIBIT 99.1

                      [eResource Capital Group letterhead]

      RCG SUBSIDIARY COMPLETES ACQUISITION OF SUNTRIPS AND VACATION EXPRESS

              TWO COMPANIES EXCEEDED $200 MILLION IN ANNUAL REVENUE

              RCG SIMULTANEOUSLY CLOSES ON $4 MILLION IN FINANCING

CHARLOTTE, N.C., Nov. 3 -- eResource Capital Group, Inc. ("RCG," Amex: RCG) today announced its wholly-owned travel services division, Flightserv, Inc. ("Flightserv"), completed the acquisition of SunTrips, Inc. ("SunTrips") and Vacation Express, two of the largest leisure travel tour operators in the United States, from My Travel USA Holdings, Inc. ("My Travel"). In conjunction with the closing, RCG completed a $4 million private placement of common stock to a group of accredited investors.

RCG signed a definitive agreement to acquire SunTrips and Vacation Express on October 17, 2003 and closed the transaction on October 31, 2003. Under the terms of the asset purchase agreement, FS Tours, Inc. ("FS Tours") a wholly-owned subsidiary of Flightserv, will acquire substantially all of the assets and liabilities of Vacation Express, and FS SunTours, Inc ("FS SunTours") a wholly-owned subsidiary of Flightserv, will acquire substantially all of the assets and liabilities of SunTrips, except for certain excluded items, in exchange for $12 million, of which $10 million was in the form of a seven-year promissory note from Flightserv secured by certain RCG investment holdings, and $2 million in the form of a working capital deficit. Additionally, FS Tours and FS SunTours entered into a three-year agreement with MyTravel Canada Holidays, Inc. ("MyTravel Canada"), for certain services, including the purchasing of hotel accommodations for FS Tours and FS SunTours on an exclusive basis. MyTravel Canada will be paid approximately $4.5 million over three years under this agreement.

SunTrips, based in San Jose, CA, sells air and hotel vacation packages to Mexico, Dominican Republic, Costa Rica, Hawaii and the Azores out of Oakland, CA and/or Denver, CO. Vacation Express, based in Atlanta, GA, sells air and hotel packages to Mexico and Caribbean destinations, including Aruba, Bahamas, Costa Rica, Dominican Republic, Jamaica, and St. Maarten. SunTrips and Vacation Express together generated revenues of approximately $200 million for the twelve months ended September 30, 2003. Both companies were air charter customers of Flightserv. With the closing of these acquisitions, SunTrips and Vacation Express will continue to operate from their current locations, with FS Tours and FS SunTours assuming operational control. Air and hotel vacation packages will continue to be marketed and sold under the SunTrips and Vacation Express brands.

Mr. Kent Elsbree, President of Flightserv said, "This is a great opportunity and will be one of the most exciting acquisitions in the leisure industry because it brings together the best teams in the tour business and creates one of the largest operators in the United States. This transaction combines the eastern and western operations, giving us a national footprint and expanding our available market development opportunities. We plan to energize these two companies to become the premier tour operations in the United States serving the Caribbean, Mexico and Hawaii. Additionally, we are pleased to continue our relationship with My Travel Canada, who will manage our wholesale hotel purchasing program."

Mr. Elsbree added,  "Although these two companies have been
financially challenged for various reasons, we believe that with the positive trends in the leisure travel sector, the turn in the economy, and our seasoned team at Flightserv, the timing was right to acquire these two companies. Given our prior relationship with SunTrips and Vacation Express, we are thoroughly familiar with these businesses and have developed a detail plan, which we will implement immediately, to get these once profitable companies back to profitability. Aside from reducing costs through the consolidation of certain operations and administrative functions, we believe our plan will allow us to produce meaningful results in a short period of time.

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" Jeffrey  Willmott,  RCG's  Chairman,  said,  "I am pleased to  announce to RCG
Shareholders that we have closed, on behalf of our subsidiary Flightserv, the acquisition of the assets of tour operator Vacation Express, and its sister company, SunTrips, from London, U.K. based My Travel. This unique opportunity, wherein we are able to acquire Flightserv's largest customer, fully integrates their business, and with the addition of SunTrips in California, effectively establishes us one of the dominant forces in the industry. My congratulations to our team for their tireless efforts over the last few months, ensuring we arrived at this conclusion."

"This transaction is strategically and financially compelling, and constitutes a key step in accelerating the growth of our travel services division. We are creating a leisure travel business that spans from coast to coast by combining Flightserv with two companies that produced over $200 million in revenue last year. This newly created business has the potential to become one of the leading tour operators in the United States, said Mike Pruitt, President & CEO of RCG. Pruitt added, "RCG is a growth-oriented company that is aggressively pursuing acquisitions. We anticipate that this transaction will accelerate the development of additional acquisition opportunities in the near future, as well as expand our operational and financial capabilities."

Melinda Morris Zanoni, RCG's Executive Vice President, Acquisitions, said "The acquisition of SunTrips and Vacation Express from My Travel serves as a major step in executing RCG's business plan of acquiring companies that are positioned to experience growth and expanding the existing businesses in the RCG network of companies." More information on RCG's travel services business can be found at www.flightserv.com and more information on MyTravel Group can be found at www.mytravelgroup.com, SunTrips at www.suntrips.com, and Vacation Express at www.vacationexpress.com.

ABOUT ERESOURCE CAPITAL GROUP (RCG)

eResource Capital is listed on the American Stock Exchange and trades under the symbol RCG. RCG is focused on delivering to shareholders rapidly growing, relatively low risk revenues, along with steadily increasing profitability. The majority of RCG's revenues are derived from a highly specialized travel service organization, Flightserv, which delivers a unique turnkey air service. RCG also has two business focused on the technology services sector, which consist of a wholly-owned software and IT services division, Logisoft Corp. and home technology services from Lifestyle Innovations, Inc., which is a separately traded public company. RCG owns approximately 15.6 million restricted common shares of LFSI, which represents an equity ownership of approximately 76.5% of the company. More information is available on RCG at www.eresourcecapital.com. For investor information, contact investor relations at 704-366-5054 ext. 27 or info@eresourcecapital.com.

ABOUT FLIGHTSERV

Flightserv, Inc. ("Flightserv") is a wholly owned subsidiary of RCG. Flightserv has created a unique turnkey service and successfully marketed this service to some of the largest tour operators in the world. Flightserv provides everything tour operators need to transport vacationers to their destination. Flightserv assists tour operators, corporate travel departments, sports teams and casinos with the goal of arranging cost effective and reliable charter air transportation. Flightserv's management team has an extensive background in domestic and international air charter services. The operations department provides turnkey aircraft services such as ground support and aircraft fueling, passenger service and support, and real-time, satellite flight following. Flightserv also provides Internet-ready reservations services and aviation consulting and aims to be one of the most complete aviation management companies available in the United States. For more information, visit us at www.flightserv.com or call Cary Evans at 770-986-9791 ext. 227.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk


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that the Company will be unable to grow or strengthen  its network due to a lack of capital or an inability to identify acquisition candidates, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ
materially  from  the  events  or  results  described  in  the   forward-looking
statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.